Exhibit 99.1

MONARCH FINANCIAL REPORTS RECORD

FIRST QUARTER PERFORMANCE

Chesapeake, VA - Monarch Financial Holdings, Inc. (Nasdaq: MNRK, MNRKP), the bank holding company for Monarch Bank, reported record first quarter profitability, along with annual loan, deposit and asset growth. First quarter 2011 highlights are:

•	Net income of $1,373,257, up 22.6% from 2010

•	Diluted earnings per share of $0.16, up from $0.13 one year prior

•	Improved deposit mix with growth in checking and money market accounts

•	Closed $295 million in mortgage loans

•	Non-performing assets of 1.26% remain low and below our peers

Net income for the first quarter of 2011 was $1,373,257, compared to $1,119,817 for the same period in 2010. The annualized return on average equity (ROE) was 7.74%, and the annualized return on average assets (ROA) was 0.71%. Diluted earnings per share were $0.16, compared to $0.13 the previous year, a 23.1% increase.

“The first quarter of 2011 was another period of record quarterly earnings performance. We had great success in growing core deposits, maintaining our asset quality, and improving our mortgage banking revenue. Year over year we improved our profitability, shareholder return, and loan and deposit mix, all while maintaining a strong capital position.” stated Brad Schwartz, Chief Executive Officer.

Total assets at March 31, 2011 were $801.3 million, up $96.6 million or 13.7% from one year prior. Total loans held for investment increased $9.7 million to $566 million. Mortgage loans held for sale increased $12.6 million to $95 million, up 15% from 2010. Deposits increased $90 million to $670 million, up 15.7% from 2010. Deposit growth occurred primarily in money market and checking accounts offsetting a planned decline in certificates of deposit.

“Our focus for 2011 is to grow our loan portfolio while improving the core deposit mix. Our five dedicated cash management experts have been successful at delivering a business deposit platform that is on par with the larger banks in our markets. With the continued pullback in lending by banks both large and small, we have been successful at building new client relationships that should result in increasing loan and deposit growth during the year” stated Neal Crawford, President of Monarch Bank.

The company continues to experience strong asset quality. Non-performing assets represented 1.26% of total assets on March 31, 2011, down from 1.30% on December 31, 2010 but up slightly from a two year low of 1.05% reported one year prior. The allowance for loan losses now represents 1.68% of total loans held for investment, compared to 1.55% one year earlier. Total risk-based capital to risk-weighted assets, a measurement used by regulators to determine if a banking company is well capitalized, equaled 13.56%, significantly higher than the 10% required to be “Well Capitalized”, the highest rating of capital strength by bank regulatory standards.

Net interest income increased 19.7% or $1.2 million in 2011 compared to 2010 due to a combination of improved asset yields, earning asset growth, and declines in funding costs. The net interest margin improved to 4.23% for 2011 compared to 4.13% in 2010. Non-interest income in 2011 grew 17.1% compared to 2010, primarily driven by increased production at Monarch Mortgage. Non-interest income represented 50% of total revenues in 2011, compared to 49% in 2010. Monarch Mortgage and our related mortgage operations closed $295 million in mortgage loans, up from $230 million in 2010. Monarch Mortgage is a retail mortgage lender. Non-interest expense grew 21%, with the majority of the increase related to both banking growth and increased production at Monarch Mortgage.

Monarch Financial Holdings, Inc. is the one-bank holding company for Monarch Bank. Monarch Bank is a community bank with nine banking offices in Chesapeake, Virginia Beach, and Norfolk, Virginia. OBX Bank, a division of Monarch Bank, operates offices in Kitty Hawk and Nags Head, North Carolina. Services are also provided through over fifty ATMs located in the South Hampton Roads area and the Outer Banks of North Carolina, and “Monarch Online” consumer and business internet banking (monarchbank.com). Monarch Mortgage and our affiliated mortgage companies have over twenty offices with locations in Virginia, North Carolina, Maryland, and South Carolina. Our subsidiaries/ divisions include Monarch Bank, OBX Bank, Monarch Mortgage (secondary mortgage origination), Coastal Home Mortgage, LLC (secondary mortgage origination), Regional Home Mortgage, LLC (secondary mortgage origination), Monarch Home Funding, LLC (secondary mortgage origination), Monarch Investments (investment and insurance solutions), Real Estate Security Agency, LLC (title agency) and Monarch Capital, LLC (commercial mortgage brokerage). The shares of common stock of Monarch Financial Holdings, Inc. are publicly traded on the Nasdaq Capital Market under the symbol “MNRK”, and shares of our convertible preferred stock are publicly traded on the Nasdaq Capital Market under the symbol “MNRKP”.

This press release may contain “forward-looking statements,” within the meaning of federal securities laws that involve significant risks and uncertainties. Statements herein are based on certain assumptions and analyses by the Company and are factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in the economic scenario: significant changes in regulatory requirements; and significant changes in securities markets. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language in the Company’s most recent Form 10-K and 10-Q reports and other documents filed with the Securities and Exchange Commission. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

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Contact:	Brad E. Schwartz – (757) 389-5111, www.monarchbank.com
Date:	April 28, 2011

Consolidated Balance Sheets

Monarch Financial Holdings, Inc. and Subsidiaries

(In thousands)

Unaudited

	March 31
	2011	2010
ASSETS:
Cash and due from banks	$14,650	$15,803
Interest bearing bank balances	1,088	4,562
Federal funds sold	35,398	7,040

Investment securities	43,542	8,413

Loans held for sale	95,306	82,664

Loans held for investment, net of unearned income	566,456	556,784
Less: allowance for loan losses	(9,503)	(8,650)

Net loans	556,953	548,134

Bank premises and equipment	22,561	9,198
Restricted equity securities	8,859	7,020
Bank owned life insurance	7,403	7,120
Goodwill	775	775
Intangible assets	595	774
Accrued interest receivable and other assets	14,178	13,175

Total assets	$801,308	$704,678

LIABILITIES:
Demand deposits—non-interest bearing	$103,434	$93,571
Demand deposits—interest bearing	33,369	19,980
Money market deposits	298,134	169,476
Savings deposits	19,772	23,711
Time deposits	215,118	272,366

Total deposits	669,827	579,104

FHLB borrowings	41,450	42,088
Trust preferred subordinated debt	10,000	10,000
Accrued interest payable and other liabilities	7,177	5,031

Total liabilities	728,454	636,223

STOCKHOLDERS’ EQUITY:
Preferred stock, $5 par value, 1,185,300 shares authorized; none issued	—	—
Noncumulative perpetual preferred stock, series B, liquidation value of $20.0 million, $5 par value; 800,000 shares authorized, issued and outstanding	4,000	4,000
Common stock, $5 par, 20,000,000 shares authorized; issued - 5,965,339 shares outstanding at March 31, 2011 and 5,876,534 shares outstanding at March 31, 2010	29,827	29,383
Capital in excess of par value	22,251	22,166
Retained earnings	16,908	13,090
Accumulated other comprehensive loss	(286)	(300)

Total Monarch Financial Holdings, Inc. stockholders’ equity	72,700	68,339
Noncontrolling interest	154	116

Total equity	72,854	68,455

Total liabilities and stockholders’ equity	$801,308	$704,678

Consolidated Statements of Income

Monarch Financial Holdings, Inc. and Subsidiaries

Unaudited

	Three Months Ended March 31
	2011	2010
INTEREST INCOME:
Interest on federal funds sold	$27,041	$8,377
Interest on other bank accounts	1,075	376
Dividends on restricted securities	32,515	18,165
Interest & dividends on investment securities	40,551	54,546
Interest and fees on loans	9,443,210	8,470,927

Total interest income	9,544,392	8,552,391

INTEREST EXPENSE:
Interest on deposits	1,757,675	1,861,365
Interest on trust preferred subordinated debt	121,500	121,500
Interest on other borrowings	22,985	182,698

Total interest expense	1,902,160	2,165,563

NET INTEREST INCOME	7,642,232	6,386,828
PROVISION FOR LOAN LOSSES	1,001,454	1,327,870

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	6,640,778	5,058,958

NON-INTEREST INCOME:
Service charges on deposit accounts	386,320	394,331
Mortgage banking income	9,004,237	7,675,152
Investment and insurance commissions	86,400	74,320
Other income	217,549	133,777

Total non-interest income	9,694,506	8,277,580

NON-INTEREST EXPENSE:
Salaries and employee benefits	5,703,657	4,898,966
Mortgage commissions	3,546,847	3,025,580
Occupancy and equipment	1,387,033	1,068,425
Loan expense	1,355,423	1,001,184
Data processing	305,833	195,536
Other expenses	1,826,962	1,444,065

Total non-interest expense	14,125,755	11,633,756

INCOME BEFORE TAXES	2,209,529	1,702,782

Income tax provision	(699,474)	(569,700)

NET INCOME	1,510,055	1,133,082

Less: Net income attributable to noncontrolling interest	(136,798)	(13,265)

NET INCOME ATTRIBUTABLE TO MONARCH FINANCIAL HOLDINGS, INC.	$1,373,257	$1,119,817

Preferred stock dividend and accretion of preferred stock discount	(390,000)	(390,000)

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$983,257	$729,817

NET INCOME PER COMMON SHARE:
Basic	$0.17	$0.13
Diluted	$0.16	$0.13

Financial Highlights

Monarch Financial Holdings, Inc. and Subsidiaries

(Dollars in thousands,
except per share data)	Three Months Ended March 31
	2011	2010	Change

EARNINGS
Interest income	$9,544	$8,552	11.6%
Interest expense	1,902	2,166	(12.2)
Net interest income	7,642	6,386	19.7
Provision for loan losses	1,001	1,328	(24.6)
Noninterest income	9,694	8,278	17.1
Noninterest expense	14,126	11,634	21.4
Pre-tax net income	2,209	1,702	29.8
Minority interest in net income	137	13	953.8
Income taxes	699	569	22.8
Net income	1,373	1,120	22.6

PER COMMON SHARE
Earnings per share - basic	$0.17	$0.13	30.8%
Earnings per share - diluted	0.16	0.13	23.1
Book value	8.82	8.23	7.2
Tangible book value	8.59	7.96	7.9
Closing market price (adjusted)	8.39	7.79	7.7
Average Basic Shares Outstanding	5,754,299	5,700,238	0.9
Average Diluted Shares Outstanding	8,359,255	5,753,067	45.3

FINANCIAL RATIOS
Return on average assets	0.71%	0.67%	6.0%
Return on average stockholders’ equity	7.74	6.68	15.9
Net interest margin (FTE)	4.23	4.13	2.4
Non-interest revenue/Total revenue	50.4	49.2	2.4
Efficiency - Consolidated	81.2	79.0	2.8
Efficiency - Bank only	57.4	54.1	6.1
Average equity to average assets	9.13	10.05	(9.2)
Total risk based capital - Consolidated	13.56	14.07	(3.6)
Total risk based capital - Bank only	12.97	12.06	7.5

PERIOD END BALANCES
Total loans held for sale	$95,306	$82,664	15.3%
Total loans held for investment	566,456	556,784	1.7
Interest-earning assets	758,052	666,906	13.7
Assets	801,308	704,678	13.7
Total deposits	669,827	579,104	15.7
Other borrowings	51,450	52,088	(1.2)
Stockholders’ equity	72,854	68,455	6.4

AVERAGE BALANCES
Total loans held for investment	$562,212	$544,628	3.2%
Interest-earning assets	743,155	637,447	16.6
Assets	787,752	676,455	16.5
Total deposits	688,967	548,685	25.6
Other borrowings	13,773	51,471	(73.2)
Stockholders’ equity	71,929	67,978	5.8

ALLOWANCE FOR LOAN LOSSES
Beginning balance	$9,038	$9,300	(2.8	) %
Provision for loan losses	1,001	1,328	(24.6)
Charge-offs	597	2,042	(70.8)
Recoveries	61	64	(4.7)
Ending balance	9,503	8,650	9.9
Net charge-off loans to average loans	0.10	0.36	(73.7)

ASSET QUALITY RATIOS
Nonperforming assets to total assets	1.26%	1.05%	21.0	bp
Allowance for loan losses to total loans held for investment	1.68	1.55	12.4	bp
Allowance for loan losses to nonperforming loans	119.97	131.16	(8.5	) %

COMPOSITION OF RISK ASSETS
Nonperforming loans:
90 days past due	$430	$—	100.0%
Nonaccrual & Restructured debt	7,491	6,595	13.6
OREO	2,176	837	160.0

Nonperforming assets	10,097	7,432	35.9%

bp - Change is measured as difference in basis points.